SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549


                              ------------


                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 15, 1997


                   Petroleum Development Corporation
           (Exact Name of Registrant as Specified in Charter)


         Nevada                  0-7246                   95-2636730
(State or Other Jurisdiction    (Commission             (IRS Employer
 of Incorporation)              File Number)           Identification No.)

            103 East Main Street; Bridgeport, WV            26330
(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

                no change
      (Former Name or Former Address, if Changed Since Last Report

Item 5.     Other Events.

      On September 15, 1997, the Registrant sold in a private placement 100,000 units, each unit consisting of five shares of common stock and one stock purchase warrant, at $20.00 per unit and raised proceeds of $2 million. The offering was made to accredited investors only. The Registrant did not pay any cash sales commissions in connection with the offering; rather it issued a total of 25,000 warrants to the placement agent. Each warrant is exercisable until September 15, 1999, at $6.00 per share and is not transferable. Neither the common stock, the warrants, nor the common stock purchasable upon exercise of the warrants has been registered under the Securities Act of 1933; and there are no registration rights attached to any of aforementioned securities. The net proceeds of the offering will be utilized by the Registrant for general corporate purposes.


Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

      (c)   Exhibits.

      4.    Form of Stock Purchase Warrant.
                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 Petroleum Development Corporation


Date                                            By /s/ Dale G. Rettinger
                                                   Dale G. Rettinger